SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 25, 2015

GEOVAX LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52091	87-0455038
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1900 Lake Park Drive, Suite 380

Smyrna, Georgia 30080

(Address of principal executive offices) (Zip code)

(678) 384-7220

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions.

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

This Form 8-K and other reports filed by GeoVax Labs, Inc. (the “Registrant”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant’s management.  When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements.  Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.  Except as required by law, the Registrant does not undertake to update its forward looking statements.

Item 1.01            Entry into a Material Definitive Agreement

On February 25, 2015, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the purchasers identified therein (collectively, the “Purchasers”) providing for the issuance and sale to the Purchasers of an aggregate of 3,000 shares of our Series C Convertible Preferred Stock (the “Preferred Shares”) and related warrants for gross proceeds to the Company of $3.0 million. Each Preferred Share is initially convertible into approximately 5,555.55 shares of our Common Stock for an aggregate total of 16,666,666 shares of our Common Stock (the “Conversion Shares”). The terms of the Preferred Shares include antidilution provisions. We closed this transaction on February 27, 2015.

Pursuant to the Securities Purchase Agreement, each Purchaser was also issued a Series D Warrant, a Series E Warrant and a Series F Warrant (collectively, the “Warrants”), each to purchase up to a number of shares of the Company’s Common Stock equal to 100% of the Conversion Shares underlying the Preferred Shares issued to such Purchaser pursuant to the Securities Purchase Agreement (up to 16,666,666 shares in the aggregate for each of the three series of warrants, or approximately 50,000,000 shares in total) (the “Warrant Shares”).  The Series D Warrants have an exercise price of $0.22 per share, are exercisable immediately, and have a term of exercise equal to five years from the date of issuance.  The Series E Warrants have an exercise price of $0.18 per share, are exercisable immediately, and have a term of exercise equal to one year from the date of issuance. The Series F Warrants have an exercise price of $0.22 per share and have a term of exercise equal to five years from the date of issuance, but only vest and become exercisable upon, and in proportion to, the exercise of the one-year Series E Warrants held by each Purchaser (or its assigns). The Warrants contain anti-dilution and price adjustment provisions, which may, under certain circumstances, (i) reduce the exercise price on several future dates, including the effective date of the registration statement to be filed to cover resale of the shares subject to the Warrants, according to a formula based on the then-current market price for our common stock and (ii) reduce the exercise price to match if we sell or grant options to purchase, including rights to reprice, our common stock or common stock equivalents at a price lower than the exercise price of the Warrants, or if we announce plans to do so. The number of shares subject to warrants will not increase due to such reductions in exercise price.

The Purchasers also have the right to participate in certain future financings, subject to certain exceptions, and may invest up to 75% of the aggregate amount invested at that time. If we do not hold a shareholders’ meeting on or before June 30, 2015 for the purpose of obtaining shareholder approval of an increase in our authorized common stock sufficient to cover the shares to be issued upon exercise of all the Warrants issued in connection with the Securities Purchase Agreement (including shares issued to Maxim Group LLC, our placement agent), we must pay penalties until approval is obtained.  The Preferred Shares do not have voting rights except as required by law and are not entitled to a dividend.  When issued, the Conversion Shares will have the voting rights afforded to all shares of Common Stock. The Preferred Shares have a liquidation preference equal to the initial purchase price.

On February 25, 2015, in connection with the closing of the private placement, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers.  Under the Registration Rights Agreement, we are required to file a registration statement within 30 calendar days after signing the Registration Rights Agreement.  Our failure to meet the filing deadlines and other requirements set forth in the Registration Rights Agreement may subject us to monetary penalties.

Pursuant to the Certificate of Designation which authorized the Series C Convertible Preferred Stock, the Preferred Shares may be converted at any time at the option of the Purchasers into shares of our Common Stock at a conversion price of $0.18 per share (the “Conversion Price”). The Certificate of Designation contains price adjustment provisions, which may, under certain circumstances, (i) reduce the Conversion Price on several future dates, including the effective date of the registration statement to be filed to cover resale of the Conversion Shares, according to a formula based on the then-current market price for our common stock

The securities sold pursuant to the Securities Purchase Agreement have not been registered under the Securities Act of 1933 (the “Securities Act”) and have been issued under an exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof and Rule 506 of Regulation D.  The securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable registration requirements.

Maxim Group (“Maxim”) acted as the exclusive placement agent for the private placement. Pursuant to the terms of an engagement letter entered into by GeoVax and Maxim on January 28, 2015 (the “Placement Agent Agreement”), we agreed to pay to Maxim a placement agent fee equal to 8% of the aggregate $3.0 million of gross proceeds raised in the private placement and to issue Maxim warrants to acquire 1,333,333 shares of our Common Stock at $0.22 per share. Except for the exercise price, the terms of the warrants issued to Maxim are substantially the same as the Series D Warrants.

The foregoing description of the Securities Purchase Agreement, Certificate of Designation, the Registration Rights Agreement, the Private Placement Agreement and the related warrants does not purport to be complete and is qualified in its entirety by reference to the full text of each document.  Copies of the Form of Series D Warrant, the Form of Series E Warrant, the Form of Series F Warrant, the Form of Securities Purchase Agreement, the Form of Certificate of Designation, the Form of Registration Rights Agreement, and the form of the Maxim warrants are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02            Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02 in its entirety.  On or about February 27, 2015, we issued the Preferred Shares and Warrants to the Purchasers, as well as the Maxim warrants. The Preferred Shares, Warrants and Maxim warrants were offered and sold pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.  The shares to be issued upon conversion of the Preferred Shares, exercise of the Warrants, and exercise of the Maxim warrants have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 3.03            Material Modification to Rights of Security Holders.

The disclosure provided above in Item 1.01 is incorporated by reference into this Item 3.03 in its entirety.

On February 27, 2015, we filed a Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock with the Secretary of State of the State of Delaware, in the form attached as Exhibit 3.1 to this Current Report on Form 8-K.  The Certificate of Designation creates and specifies the rights of the Series C Convertible Preferred Stock, including the terms and conditions on which shares of such preferred stock would convert into shares of our Common Stock.

Item 8.01            Other Events

On February 25, 2015, we issued a press release announcing the transaction described under Item 1.01 herein.  Such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01            Financial Statements and Exhibits

The following exhibits are filed with this Current Report:

3.1	Form of Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock, filed February 27, 2015
4.1	Form of Stock Certificate for the Series C Convertible Preferred Stock
10.1	Form of Securities Purchase Agreement dated February 25, 2015
10.2	Form of Registration Rights Agreement dated February 25, 2015
10.3	Form of Series D Warrant issued February 27, 2015
10.4	Form of Series E Warrant issued February 27, 2015
10.5	Form of Series F Warrant issued February 27, 2015
10.6	Form of Maxim warrant issued February 27, 2015
99.1	Press Release dated February 25, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 2, 2015

GEOVAX LABS, INC.

By:	/s/ Mark W. Reynolds
Mark W. Reynolds
Chief Financial Officer

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